Final Transcript

Conference Call Transcript
CPX — Q2 2006 Complete Production Services Earnings Conference Call
Event Date/Time: Jul. 28. 2006 / 10:00AM ET

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Final Transcript

CORPORATE PARTICIPANTS
Joe Winkler
Complete Production Services, Inc. — President and CEO
Mike Mayer
Complete Production Services, Inc. — CFO
CONFERENCE CALL PARTICIPANTS
James Wicklund
Banc of America Securities — Analyst
Scott Gill
Simmons & Company — Analyst
Jim Rollyson
Raymond James & Associates — Analyst
Dan Pickering
Pickering Energy Partners — Analyst
Ken Sill
Credit Suisse — Analyst
David Anderson
UBS — Analyst
Joe Agular
Johnson Rice & Company — Analyst
PRESENTATION

Operator
Good day, ladies and gentlemen, and welcome to the Second Quarter 2006 Complete Production Services Earnings Conference Call.
[OPERATOR INSTRUCTIONS]
I would now like to turn the presentation over to your host for today’s call, Mr. Mike Mayer, Chief Financial Officer of Complete Production Services. Please proceed.

Mike Mayer - Complete Production Services, Inc. — CFO
Good morning. Thank you for joining us this morning as we host our second quarter 2006 earnings conference call. I am Mike Mayer, the CFO of Complete, and with me today is Joe Winkler, the President and Chief Executive Officer of the company.
Before we begin the discussion of our financial results, please note that some of the segments we make during this call may contain projections and estimates, including comments about our outlook for the company’s business, which are forward looking statements within the meaning of the Securities Act of 1933 and 1934.
These forward looking statements are based upon limited information as of today, which is subject to change. These forward looking statements are further subject to risks and uncertainties and actual results may differ materially. You should not assume that these forward looking statements remain valid beyond the current quarter.
I refer you to our various documents filed with the Securities and Exchange Commission for a more detailed discussion of some of the risk factors that might impact our business.

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With that I will now turn it over to Joe.

Joe Winkler - Complete Production Services, Inc. — President and CEO
Thanks, Mike. Good morning, and thanks for joining us. During our call this morning, we will discuss Quarter 2 results, the major forces impacting our business in Q3, our outlook and then open it up for Q&A.
Turn to Q2 results, Quarter 2 is another excellent quarter for CPX, with revenue of $275.4 million, up 63% from the prior year, and net income up 224% at $27.2 million, with fully diluted earnings per share of $.39.
Each of our operating segments reported significant increases in revenue year over year. Our operating profit was 18.7%, up from 14.2%, and our EBITDA margin was 24.9%.
Similar to Quarter 1, we delivered excellent year over year EBITDA incrementals in completion and production services at 36%, drilling services 42.8%. Our product sales segment EBITDA incrementals were only 11.9%, as the margin of 12.7% was down slightly from last year. Total company EBITDA incrementals was 31.6%.
Year over year revenue growth in margin improvement are being driven by generally higher market activity, investments in growth capital equipment, acquisitions and improved price. During the quarter we spent approximately $75 million in CapEx and deployed the following: three [inaudible] spreads, which include the [inaudible] unit, nitrogen pump and [inaudible]. We have already deployed two more similar type [inaudible] tubing units in quarter three; one drilling rig; five work over rigs; and numerous other assets.
We’ve recently closed two acquisitions with total cash consideration of $31 million that were done at attractive valuations in the 3.5 times trailing range; one is rental, tool and fishing operation, with a presence in the Fayetteville Shale, and the other a fluid handling operation in East Texas.
Both of these create new growth opportunities as we will be able to accelerate growth in the Fayetteville by the rental operation, and the East Texas transaction allows us to fill in an area that provides consolidation and further expansion opportunity. And yes, we think there are additional transactions that will be done in these types of valuations and with future growth opportunities.
A couple of other notes about the quarter. To this point we’ve talked year over year. Now, I’d like to discuss our results from a sequential basis. Quarter 1 ‘06 versus Quarter 2.
As mentioned in our last call, we have exposures to the Canadian break up that occurs in Q2. Although not much of an impact year over year, it is significant sequentially, and most of the impact is in our completion and production services hat. The impact was a revenue decrease of about $19 million and an EBITDA reduction of roughly $10 million. This was in line with our expectation, and of course we will recover from this decline as the year plays out.
We would expect to recover about a third of the decline in Q3, get a little more than half back by Q4, with the balance in Q1 the strongest quarter in Canada.
The Canada breakup effected significant impact on our margins Q2 versus Q1. Excluding this impact, our completion and production services revenue would have increased approximately $11 million with EBITDA incrementals of approximately 49%, and an EBITDA margin of 49.4%.
Sequential incrementals in our drilling services segment were approximately 31%, a little lower than we would like due to a greater amount of rig repair time, and greater use of third party operators in our rig resistance business.
Our product sales margin declined slightly from Q1, and as mentioned in the year over year, the increments were lower than we expect. Part of this is due to the lower margins in the segment, some product mix, and a couple of areas that require improvement. In aggregate net of the breakup impact our EBITDA margin is 26.8%, slightly above quarter 1.
Now, to the major forces impacting our business in Q3. Looking forward to Q3, we will be the beneficiary of the recovery in the Canadian market, about a third of the Q2 decline. In addition, the acquisitions we mentioned will contribute approximately $8 million in revenue and $2

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Final Transcript

million in EBITDA. We were affected by some seasonality trends in the Rocky Mountains, although no where near the impact of Canada, but began to recover in late Q2 into Q3, this could add $2 to 3 million in Q3.
In Q3, we’ll benefit from the growth CapEx deployed in Q2 and to a lesser extent to capital deployed in Q3. We expect to have some pricing improvement in Q3 results. Although not nearly to the degree we increased pricing in the beginning of the year, we have some selective increases occurring during Q3. It will vary by product line and geography. Some have already been implemented and others are scheduled to occur. They are sticky, and we expect the future increase to halt.
As to the market outlook, we are very optimistic. Our customers have not indicated to us that they intend to slow down, and more importantly, in aggregate, their actions have not indicated a slow down in activity, particularly in our geographic areas.
In summary, an excellent Quarter 2. Our outlook is very positive. Q3 and Q4 will benefit from some additional pricing, the Canadian recovery, recovery in the Rocky Mountains, seasonality, growth capital deployed year-to-date and in Q3 and Q4, and selective acquisitions. As a result, we expect to outperform the consensus for Q3 and Q4 by $.05 to $.08 in total.
With that I will turn it over to Mike to cover some more details in the numbers in Q2.

Mike Mayer - Complete Production Services, Inc. — CFO
Thanks, Joe. I will now turn to several items noted on the income statement and balance sheet. First, depreciation expense increased in the second quarter of 2006, compared to the second quarter of 2005 by approximately $6.3 million, due primarily to the investments we’ve made in capital equipment and acquisitions of businesses over the last year.
We’ve invested approximately $210 million in capital equipment over the last 12 months, and we have completed approximately 110 million of acquisitions since the end of the second quarter of 2005. Net interest expense increased by $2.8 million, due to an increase in interest bearing debt, partially offset by interest income of $1 million during the second quarter of 2006.
We used a portion of the proceeds from our recent IPO to pay down the domestic portion of our revolving credit facility as a result, and fund the two most recent acquisitions. The excess funds remaining from our offering have been invested in short term, tax-free and/or tax advantaged instruments that earn about 4% per year.
Minority interest expense decreased year over year due primarily to the completion of the merger of three companies under [inaudible] control last September, at which time Complete Production Services was formed. At that time, we ceased accounting for the non-SCF owned chairs as minority interest. The majority of the Quarter 2 2005 minority interest provision related to the interest of the minority shareholders of the combined companies.
The effective tax rate for the quarter before minority interest was 37.1%, which is reflective of the combined federal and state income taxes due on domestic earnings, slightly reduced by a lower tax rate in Canada. The rate was favorably impacted during the quarter by the tax-free and tax advantage interest we earned on cash investments previously discussed. We expect the tax rate for 2006 to be 38%, less the impact of these investments, which will result in an overall rate between 37.5 and 38 percent, depending upon the extent these funds remain invested in the current short term instance.
Repeating information from the last quarterly call, from a share cap perspective, in addition to the 13 million shares that we sold in the IPO, please be reminded that we issued 1.2 million shares on the last day of march in connection with earn out provisions for a couple of our previous acquisitions, and we issued approximately 800,000 options on April 20, with an option price of $24.00 per share to total of 169 people within the organization.
We also issued approximately 65,000 shares of restricted stock, which will be reported as deferred compensation at $24.00 per share, which was the offering price, and amortized in the income over a three year vesting period. As we sit here today, we would expect diluted shares outstanding to be approximately 72 to 72.5 million shares for the remainder of the year.
Now turning to debt, we have approximately $416 million of term debt outstanding as of June 30, 2006, which bears an interest rate of 7.66% and is locked through the end of the third quarter of 2006. Our revolving credit facility in Canada bears an interest rate of 7.25% and had an outstanding balance of $17 million U.S. as of the quarter end.

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Our debt capitalization ratio was 41% on a gross basis, and 33% on a net basis. Our stated objective has been to keep the debt cap ratio in a range of 25 to 45 percent, and we’re comfortable with our current structure. Our current ratio was 3.1 to 1 as of quarter end, and we had availability on our revolving credit facilities of approximately $173 million.
Our base sales outstanding on receivables was unchanged at 66 days, which is virtually the same as it was at the end of Q1 and at the end of Q5. Our balance sheet is strong, and we believe we have the capital resources available to take advantage of opportunities to further enhance shareholder value through capital investments and future acquisitions.
One final point, as previously mentioned, we did implement FAS 123R effective January 1, 2006. The charge to earnings in the second quarter of 2006 was $411,000 before tax. The full year impact will be about $1.6 million, based upon the stock options outstanding as of today. As such, the charge for the third quarter and fourth quarter should be approximately $550,000 pre-tax.
With that I’ll turn it back over to Joe.

Joe Winkler - Complete Production Services, Inc. — President and CEO
Thanks, Mike. With that we will open it up for questions.
QUESTION AND ANSWER

Operator
[OPERATOR INSTRUCTIONS] Our first question comes from the line of James Wicklund with Banc of America Securities. Please proceed.

James Wicklund - Banc of America Securities — Analyst
Good morning, guys. Joe, you mentioned incrementals weren’t quite what you would have liked and that some areas need improvement. Geographic areas? Product areas? People need to be spanked? Can you go into some detail on that?

Joe Winkler - Complete Production Services, Inc. — President and CEO
Yes. All products mentioned, in our drilling services that was more a function of rig repair time and sourcing resources through owner/operators outside our own fundamental issues there. That’s just a little timing. That happens from time to time. Within the product sales, a few areas. We mentioned on product times that it’s not a major strategic focus for us, but there are some areas that we need to improve. We’ve identified what they are, and they will get better.

James Wicklund - Banc of America Securities — Analyst
Since you’ve come, since you guys have come public, what has been the biggest surprise in the company in the last three months? What struck you most?

Joe Winkler - Complete Production Services, Inc. — President and CEO
I wouldn’t say surprised. What I have been pleased the most is the way the organizations come together, the way it’s working; it’s clicking. Our teams come together well. Our operations people work well together. The services fit well. And our guys have really stepped up to the challenge of intelligently growing the business. That’s always an issue when you come into a deal, and I’m just delighted how they responded to that, Jim.

James Wicklund - Banc of America Securities — Analyst

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Last question. Your basin oriented people is still an issue. Baker talked about trying to hire 4,000 people this year. Are you having trouble finding people? Are you having to pay up for people? Can you give us an idea of the positives and negatives of your personnel issues?

Joe Winkler - Complete Production Services, Inc. — President and CEO
It’s a daily challenge. We’re no different than anybody else in that regard. To this point we’ve been successful. It varies by geographic area, the degree of difficulty. We’re working with our customers in some areas, Jim. We’re working with the local government agencies. There are some colleges, training institutions, all of the above to get people.
I think for us the local presence helps that because we have local presence in the community, strong and powerful brand names in those areas. That gives us a bit of an advantage. It is not the cure all advantage for us, but we’re doing okay. No question over the course of the year [inaudible] inflationary forces on the cost structure for the people. That still exists. I would say we’re not having to in aggregate tie up significantly versus a quarter or two ago, but it’s a factor, and that’s one reason we need price increases.

James Wicklund - Banc of America Securities — Analyst
Okay, gentlemen, thank you.

Operator
Our next question comes from the line of Scott Gill with Simmons & Company. Please proceed.

Scott Gill - Simmons & Company — Analyst
Good morning, Joe. It looks like on the transactions you said $31 million in acquisitions, correct?

Joe Winkler - Complete Production Services, Inc. — President and CEO
The ones that are leaving out, that is correct.

Scott Gill - Simmons & Company — Analyst
So it would appear from your guidance in the third quarter that you paid about one times revenue, four times EBITDA, correct?

Joe Winkler - Complete Production Services, Inc. — President and CEO
That’s the ballpark, yes, 3.5 times EBITDA. We’re rounding the numbers there, but yes, that’s right, in that range.

Scott Gill - Simmons & Company — Analyst
Can you tell us what you have in the pipeline with respect to further acquisitions and how that might start impacting the ‘07 numbers?

Joe Winkler - Complete Production Services, Inc. — President and CEO
I’ll tell you, we have a pipeline, and we have some deals lined up in the pipeline. And until they’re done, Scott, it’s difficult to announce. You never know until you get them done that they are done. But I think for us we’re just delighted that we’re in a quiet period for a while with the IPO; we’ve had to work on that; we’re really [inaudible] from a deal flow perspective; and our guys are really getting after it now; we announced those; and we’ve got more to come.

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Scott Gill - Simmons & Company — Analyst
But basically, we could pretty well assume kind of $30 million per quarter is a pretty reasonable run rate?

Joe Winkler - Complete Production Services, Inc. — President and CEO
That’s in 30 days. Whether it’s 30, whether it’s 50, whether it’s more, it will be a function of the deal. Some of the deals are going to be larger than the ones we just announced. Others will be the same size and smaller. And it depends on the timing. But, yes, I mean, 30,50 million a quarter, that’s not out of the range of reality for us.

Scott Gill - Simmons & Company — Analyst
Okay. Joe, you also told us about the asset deliveries here in the second quarter in which you [inaudible] third quarter. As you look after the balance of 2006 and the assets that are yet to be delivered for your company, are you seeing those assets delayed in terms of delivery time on schedule, or are they actually ahead of schedule?

Joe Winkler - Complete Production Services, Inc. — President and CEO
I wouldn’t say they’re ahead of schedule. From the manufacturer’s perspective, they are probably — I’m talking in aggregate — delayed a bit. It’s probably 30, 60 days from our perspective when we anticipated that we would deploy them. We’re delayed a little less.
We’ve factored in some time there to get it and get it deployed, get the people approved, etc. In aggregate, we’re okay, Scott. No major delays at this stage. That’s for the balance of ‘06. ‘07 to be determined.

Scott Gill - Simmons & Company — Analyst
Obviously, that was factored into your earnings guidance. Last question then. When you look at your four kind of primary geo-markets in the U.S., Northeast Texas, [inaudible] Rockies, Gulf Coast, of those four markets, Joe, which one is presently showing the most improvement and which one is showing the least improvement?

Joe Winkler - Complete Production Services, Inc. — President and CEO
In terms of the Gulf Coast, we’re not big in the Gulf Coast. We have some presence, not big in the Gulf Coast. As we look at our geographic areas, the East Texas Barnett area, the [inaudible], the Rockies, I tell you, they’re all doing well. To my comment earlier about the guys have really stepped up and taken on the challenge of intelligently growing the company, and we’re doing well in all of them.
It’s hard for me to say which one is [inaudible] the most. I think that depends upon the day or the month that you try to measure it. We’re doing well in all of them. And in each of those areas, our customers have shown no indication of slowing down.

Scott Gill - Simmons & Company — Analyst
Well, thank you, Joe.

Operator
Our next question comes from the line of Jim Rollyson with Raymond James & Associates. Please proceed.

Jim Rollyson - Raymond James & Associates — Analyst

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Final Transcript

Good morning, Joe and Mike. Joe, you mentioned just talking about margins coming down a little bit sequentially and it sounds like the biggest reason there was the seasonal decline in Canada, and you’re going to pick that back up as you go throughout the year building back up into the seasonal strength. Any thoughts on whether margins in next quarter between growth and pricing and everything else that’s going on, versus what is still down in Canada, are you up, down or flat relative to Q1 as you move?

Joe Winkler - Complete Production Services, Inc. — President and CEO
As we move we’ll be up. So you’re absolutely correct. The impact of Canada on the margins is a big deal in Q2. As we go forward, we will give some of that back. And as we run our model, we were pushing the high 20% EBITDA margins in Q3 and Q4, and we would expect upward. What do you think, Mike?

Mike Mayer - Complete Production Services, Inc. — CFO
Yes, I think that’s right. I think we’ll see improvement throughout the remainder of the year. The overall margins for the company should be better in the third quarter than they were in the first quarter.

Jim Rollyson - Raymond James & Associates — Analyst
Excellent. And when you guys were on the road, you had a nice detailed breakdown of where your CapEx was going, and I guess you raised CapEx today by $30 million. Can you kind of tell us where that’s going in terms of equipment and geography?

Joe Winkler - Complete Production Services, Inc. — President and CEO
The same areas that we have been talking about as we looked out, strong demand by our customers. We’ll have a couple — what, Mike, one additional drilling unit —

Mike Mayer - Complete Production Services, Inc. — CFO
Well we will have spent the money on two, but one of them won’t be [inaudible] by the first of 2007. So we’ve got two additional drilling rigs that we’ve added to our overall spend budget for the remainder of the year, and those are going to be in the Barnett. And then we’ve got some well servicing rigs, we’ve got some food handling equipment —

Joe Winkler - Complete Production Services, Inc. — President and CEO
All of which is in the same general area that we have been talking about.

Jim Rollyson - Raymond James & Associates — Analyst
More of the same.

Mike Mayer - Complete Production Services, Inc. — CFO
Yes, just more of the same.

Jim Rollyson - Raymond James & Associates — Analyst
Excellent. Thanks. Very good quarter.

Operator

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Final Transcript

Our next question comes from the line of Dan Pickering, with Pickering Energy Partners. Please proceed.

Dan Pickering - Pickering Energy Partners — Analyst
Good morning, gentlemen. A couple of questions. Joe, first, if you could clarify for me, in your prepared remarks you said in your outlook for third and fourth quarter, you said we should beat consensus by $.05 to $.08. I wasn’t clear if that was for the second half of the year or for each quarter?

Joe Winkler - Complete Production Services, Inc. — President and CEO
That’s for the second half of the year.

Dan Pickering - Pickering Energy Partners — Analyst
Thank you. The CapEx 2007, how much have you committed at this point?

Joe Winkler - Complete Production Services, Inc. — President and CEO
We’ve probably committed 50, 75 million, something in that range, and the question [inaudible]. We put orders in. We did that some time ago. But committed probably in that range, 50 to 75.

Dan Pickering - Pickering Energy Partners — Analyst
And I assume it’s for the long leads type and coils, things like that.

Joe Winkler - Complete Production Services, Inc. — President and CEO
Absolutely.

Dan Pickering - Pickering Energy Partners — Analyst
I assume that’s gross capital. Where do you think about your sort of maintenance capital level?

Mike Mayer - Complete Production Services, Inc. — CFO
Dan, like we’ve said time and time again, that’s a really hard number to pick, but I think it can range anywhere from sort of 20 to 40 million dollars, depending upon the year. As busy as we’ve been, there is a dilemma you have, because a truck, giving high mileage on a truck that’s out in the field, it reaches a point where you wonder should I replace it or not.
But if you can add incremental business by adding another truck and not retiring the old one, sometimes that has to happen. So you have to limit [inaudible] maintenance or growth capital. But I’d say 20 to 40 is probably a good number.

Dan Pickering - Pickering Energy Partners — Analyst
Okay. And then in your discussion, Joe, around the third quarter, sort of the pieces of revenue that you pick up, your gross capital spend, your acquisitions, seasonality, pricing in Canada, I was trying to kind of add pieces, and I think the pieces added up to kind of somewhere between 20 and 30 million dollars. Am I in the right ballpark thinking about those various components?

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Final Transcript

Joe Winkler - Complete Production Services, Inc. — President and CEO
You’re in the right park. And that’s before any other transactions that we might do [inaudible]. That’s based upon where we are today. But yes, you’ve added it correct.

Dan Pickering - Pickering Energy Partners — Analyst
And that would be before any improvements in market conditions as well, correct?

Joe Winkler - Complete Production Services, Inc. — President and CEO
That’s correct, yes.

Dan Pickering - Pickering Energy Partners — Analyst
Then on the two deals you did, you said one was in the Fayetteville on the rental and fishing side, is that correct?

Joe Winkler - Complete Production Services, Inc. — President and CEO
That’s correct.

Dan Pickering - Pickering Energy Partners — Analyst
What kind of annualized revenue levels are you at in the Fayetteville at this point, roughly?

Joe Winkler - Complete Production Services, Inc. — President and CEO
Oh, what do you think, Mike?

Mike Mayer - Complete Production Services, Inc. — CFO
We’re going to be somewhere in the pushing 50 to 60.

Joe Winkler - Complete Production Services, Inc. — President and CEO
Some of that would be also the Eastern Oklahoma area.

Mike Mayer - Complete Production Services, Inc. — CFO
We’re probably, let’s say, 50/50 split on that.

Joe Winkler - Complete Production Services, Inc. — President and CEO
It’s hard to really split that up as we cover it from both areas. So that’s how we’d cover the Eastern Oklahoma, the Western Arkansas. So you got some Fayetteville [inaudible] Shale in terms of our business.

Dan Pickering - Pickering Energy Partners — Analyst

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Okay. And then between the two transactions, were they both $15 million deals, or one much bigger than the other?

Joe Winkler - Complete Production Services, Inc. — President and CEO
No. They were probably 60/40 split, something like that. Not 50/50, but 60/40.

Dan Pickering - Pickering Energy Partners — Analyst
And then when you look at your drilling rig business, remind us again of the contracted status there. How many rigs on the stock market? When do you have availability in roll-overs?

Mike Mayer - Complete Production Services, Inc. — CFO
Dan, with our 16 rigs that are currently deployed, we’ve got contracts on those that range anywhere from six months to three years. I don’t have the exact specifics on when they roll off. But that is one area of our business that we are taking the approach of trying to fix, if we can — typically, our longer term contracts do have escalators in them for market conditions and so forth. And the rigs that we will be deploying we will have contracts on those as well.

Dan Pickering - Pickering Energy Partners — Analyst
Okay. So you guys are taking more of a contracted approach as opposed to a stock market approach?

Joe Winkler - Complete Production Services, Inc. — President and CEO
We decided for us and what we’re doing, Dan, three, four or five months ago that was the best approach for us.

Dan Pickering - Pickering Energy Partners — Analyst
Then finally, on the Canadian side of the business, help us with — I guess I was a little surprised that you only felt like you’d get a third of your revenues back in the third quarter. Is that something specific to what you’re doing up there, or you’re just trying to be a little conservative?

Mike Mayer - Complete Production Services, Inc. — CFO
I think that’s just based on the traditional return that we see, Dan. Historically, that operation has seen that. This year may be different, we don’t know.

Joe Winkler - Complete Production Services, Inc. — President and CEO
We dropped $19 million —

Mike Mayer - Complete Production Services, Inc. — CFO
$19 million of revenue, yes.

Joe Winkler - Complete Production Services, Inc. — President and CEO
The tax revenue could be a little more. Probably a little rounding here, Dan.

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Final Transcript

Dan Pickering - Pickering Energy Partners — Analyst
Okay. That’s fine. Great, guys. That answers my questions. Thank you.

Operator
Our next question comes from the line of Ken Sill, with Credit Suisse. Please proceed.

Ken Sill - Credit Suisse — Analyst
It’s frightening how Dan just went through my whole list of questions almost. I do have a couple of follow-ups. I was kind of surprised on your buying rigs. You’ve always said this isn’t a core business for you guys. You’re doing it more because your customers want it and it just gives you a leverage to the Barnett. So these two rigs that are coming on, how long are the term contracts for these new ones?

Joe Winkler - Complete Production Services, Inc. — President and CEO
These are a couple of years. We never said we would not do it. What we said is we wouldn’t get real big in the area, and we’d stick in the Barnett and that surrounding area.

Mike Mayer - Complete Production Services, Inc. — CFO
I think maybe there are some semantics here. We believe it’s a core business to what we currently have, but it’s not a business that’s outside the Barnett nor Texas area, East Texas, that we’re going to focus growth attention to, unless the right situation comes along. But it’s a very good business for us, and I don’t want anyone to think that it’s not a core business to what we currently have going on in that area.

Ken Sill - Credit Suisse — Analyst
And what are the costs in day rates on the rigs at this time? You’ve got cost inflation provisions in the contracts. Are there deflators for changes in market condition?

Joe Winkler - Complete Production Services, Inc. — President and CEO
I’m sorry, say that again, Ken. You broke up.

Ken Sill - Credit Suisse — Analyst
I’m wondering what the cost of the rigs are and the day rates. And then also you said that there is inflation provisions in the contracts. But can they be marked down if market conditions deteriorate?

Joe Winkler - Complete Production Services, Inc. — President and CEO
In terms of the rigs, the ones we’ve been putting, we’ve been averaging $5.5 million, maybe $6 million, something like that; it could be a little higher in one or two of the future ones. But in that range. Let us get back to you in terms of the other provisions. I know we have escalations, and I’m not aware of it. There are provisions that allow for decline in the rate in the event that rates comes down. We’ll have to check that. I don’t think we do.

Ken Sill - Credit Suisse — Analyst

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Final Transcript

And then my final question, obviously, Wall Street is very afraid of what’s going on in gas. And I’m wondering if that’s translated to any change in your ability to get deals done. Are they getting cheaper? Has there really been no change in the terms that you’re getting on the acquisitions?

Joe Winkler - Complete Production Services, Inc. — President and CEO
That is a great question and it’s one that is very difficult to judge. There is no questions there is a lot of concern in the market about what going to happen with gas prices and activities, as mentioned in our comments. From our perspective, as we deal with our customers in our areas, we’re seeing absolutely no sign of slow down. That doesn’t mean there won’t be. There’s a lot of capital coming into the market and so on.
And we’re just finding on the deal flow, and we’ve been working very hard, our guys are really getting after it, we’re able to get them done. It’s hard for me judge whether the current sentiment is influencing people. It probably is, Ken, but that’s a difficult one to really judge and read.

Ken Sill - Credit Suisse — Analyst
Okay, thank you.

Operator
[OPERATOR INSTRUCTIONS] Our next question comes from the line of David Anderson, with UBS. Please proceed.

David Anderson - UBS — Analyst
How is it going, Joe. You’re having $30 million in terms of equipment capacity this year. Is that constrained at the supplier level? In other words, would you have rather — would you have rather spent more? Is that in any way constrained in terms of what you’re looking at right now?

Joe Winkler - Complete Production Services, Inc. — President and CEO
In terms of from our perspective, at the time, no. That was more opportunities that we identified as the year played out. And I wouldn’t say that we would have necessarily done a lot more had we been able to access the equipment. It’s possible. But in this case, it was more as the year played out and we watched our business, and then talking with our customer opportunities came up that we were able to see. So that was more opportunistic than anything else.

David Anderson - UBS — Analyst
And as we look into ‘07, you trying to add additional capacity, where do you think your limits are or where do you think your constraints are in terms of your growth? Is it going to be on adding additional supplies? Is it going to be on activity levels? Is it pricing? As you look forward over the next 12, 18 months? Where do you think the limits are right now?

Joe Winkler - Complete Production Services, Inc. — President and CEO
We talked earlier, one of the limits is people. And we mentioned that we’re no different than anybody else in that regard, although we’ve been pretty successful. It’s a lot of hard work. So that’s an issue. There’s a lot of capital equipment coming into the market in ‘07. Suppliers are beginning to back up; the [inaudible] are longer than they were before.
Activity wise, that’s a difficult one. I mean, I’m talking year over year now, we’ve got significant growth in activity, ‘06 to ‘05. All signs are go for ‘07. Difficult to judge. I don’t know if we’ve got the same amount of activity growth ‘07 versus ‘06. All signs are good.
Pricing, ‘07/06, we had very good pricing leverage in ‘06/05. We still have some pricing to go in ‘06. I don’t know that we get quite the magnitude of pricing ‘07 versus ‘06. It’s a combination of all of those things. Which ones are going to outweigh the others, time will tell. But we’re going to be able to grow.

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Final Transcript

Our acquisition program has kicked in. We’re going to be able to expand our presence and create new growth opportunities as a result of that. In some cases, those targets will have [inaudible] on order that we’ll be able to step into to be able to take advantage of organic growth. So fighting new areas will be an area of growth opportunities for us, as well. So a great profile of growth in the areas that we are in, but we need to be looking for new areas of opportunity, and we need to be looking at new areas of services as well, fit with what we do, but that expands but what we do. That’s a long way of answering your question. It’s hard to say.

David Anderson - UBS — Analyst
Okay. Well, speaking of additional growth opportunities, I think you were looking at some of these CBM players of essentially using coil tubing more on those wells. Have you made much progress in talking to operators about that? Is that something they’re thinking about? My understanding is doing that pretty regular up in Canada put hasn’t really caught on in the U.S. Can you talk about that a little bit?

Joe Winkler - Complete Production Services, Inc. — President and CEO
And I would say the same status, perhaps a quarter or two we will know more. But they’re doing it more in Canada and haven’t that I’m aware, haven’t seen a market change yet in the U.S. [inaudible]

David Anderson - UBS — Analyst
But is it fair to call that an opportunity?

Joe Winkler - Complete Production Services, Inc. — President and CEO
A potential opportunity, yes.

David Anderson - UBS — Analyst
Potentially for the next 12 months or so?

Joe Winkler - Complete Production Services, Inc. — President and CEO
Possibly.

David Anderson - UBS — Analyst
Great. That’s all from me, thanks.

Operator
Our next question comes from the line of Joe Agular with Johnson Rice & Company.

Joe Agular - Johnson Rice & Company — Analyst
Thank you. Good morning. Joe, I was wondering if you could maybe give us a little bit more detail on some of the pricing among service lines. You mentioned Q3 you’re going to benefit from pricing some. What service lines maybe are you getting better pricing modes in, that kind of thing?

Joe Winkler - Complete Production Services, Inc. — President and CEO

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Final Transcript

A couple of areas, and I don’t want to get too specific. But a couple of areas across the U.S. in our coil business, [inaudible] business. I think we’re going to see some improvements there. Certain of our well service operations, and that’s going to vary by the geography, and it will vary by where we did it earlier in the year. But we’ll get some there. Certain of our fluid handling operations as well. It varies across the board. We’re opportunistic. We judge the market opportunity, our competition in the market, demand by customer.
But I think from our perspective as we played out the year, we said earlier in the year we weren’t necessarily counting on price increases in the back end of the year to meet our objectives, but that we would get it when appropriate. Well, it’s appropriate and we are getting it, and I think it is well as a sign of the general trend in activity that we’re still able to get some selective price increases. We feel pretty good about it. So coil in the U.S., well services in certain base in geographic areas, and some then some of our fluid handling.

Joe Agular - Johnson Rice & Company — Analyst
That’s great. How did Mexico do for in the quarter?

Joe Winkler - Complete Production Services, Inc. — President and CEO
Mexico, okay, that’s a pretty small part of what we do. I may be off a little bit. Mexico for us on an annual basis revenue about 20, 25 million.

Mike Mayer - Complete Production Services, Inc. — CFO
Yes, between 20 and 25. And revenue was basically flat.

Joe Agular - Johnson Rice & Company — Analyst
And two other quick things. I just want to make sure I understood this correctly. The incremental $30 million of spend is for two drilling rigs?

Joe Winkler - Complete Production Services, Inc. — President and CEO
No. That’s in aggregate. No, no.

Joe Agular - Johnson Rice & Company — Analyst
I’m sorry. In other equipment?

Mike Mayer - Complete Production Services, Inc. — CFO
Yes, in other equipment.

Joe Winkler - Complete Production Services, Inc. — President and CEO
Lots of other stuff.

Mike Mayer - Complete Production Services, Inc. — CFO
Well servicing rigs and —

Joe Winkler - Complete Production Services, Inc. — President and CEO
Fluid handling, [inaudible], across the board.

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Final Transcript

Joe Agular - Johnson Rice & Company — Analyst
Okay. But I just wanted to make sure that I got that drilling rig number correct, it’s two additional ones along with the other one equipment. And then one kind of just broader question, you’ve been ask question on acquisitions today, and as well as sort of where you stand with the organization as a whole. Do you feel like you’re structured now, you’re in a position where you could tackle a larger acquisition?

Joe Winkler - Complete Production Services, Inc. — President and CEO
Absolutely.

Joe Agular - Johnson Rice & Company — Analyst
Good. Thank you.

Operator
There are no additional questions at this time.

Joe Winkler - Complete Production Services, Inc. — President and CEO
Well, thank you very much. I’m delighted that you chose to join us this morning, and we look forward to speaking with you one quarter from now. Thank you very much.

Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect.

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